UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2005

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2950 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 1, 2005, Venoco, Inc. determined that the condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for the first two quarters of fiscal 2005 (the “Financial Statements”) should  be restated in order to correct the company’s accounting for an acquisition completed in the first quarter of 2005 (the “Restatement”).  The principal effects of the Restatement will be to decrease deferred tax liabilities and to increase total stockholders’ equity.

The Restatement results from Venoco’s reassessment of the accounting for its acquisition of Marquez Energy, LLC.  Marquez Energy was acquired by Venoco on March 21, 2005 through the use of an Exchange Accommodation Trustee.  This arrangement allowed certain of Marquez Energy’s oil and natural gas assets to be eligible for tax free exchange pursuant to Section 1031 of the Internal Revenue Code, subject to the requirement that any such exchange be completed within 180 days of March 21, 2005.  After reassessing the entries relating to the acquisition, Venoco concluded that it should have recorded a deferred tax asset related to the acquisition in the first quarter of 2005 with an offsetting credit to equity.

Venoco’s audit committee has discussed this matter with its independent auditors.

Venoco intends to file amendments to its Quarterly Reports on Form 10-Q for the first two quarters of 2005 to reflect the Restatement as promptly as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 7, 2005

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer